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                                                                       EXHIBIT 5

1701 Market Street                                             MORGAN, LEWIS
                                                               & BOCKIUS LLP
Philadelphia, PA 19103-2921                                    COUNSELORS AT LAW

215-963-5000

FAX: 215-963-5299



September 22, 2000



Integra, Inc.
1060 First Avenue
King of Prussia, PA 19406

Re:     Integra, Inc.
        Registration Statement on Form S-8 Relating to the
        Integra, Inc. 1999 Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to Integra, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 1,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable under the Integra, Inc. 1999 Stock Option Plan (the "Plan"). We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.

As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Shares of Common Stock when originally issued by the Company to participants under the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable shares of Common Stock.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware.

                          [LETTERHEAD FOOTER OMITTED]

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Integra, Inc.

September 22, 2000

Page 2




We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.




Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
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